EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

NMI Holdings, Inc.
Emeryville, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-223223) and Forms S-8 (No. 333-192540 and No. 333-218050) of NMI Holdings, Inc. of our reports dated February 13, 2020, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of NMI Holdings, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
San Francisco, CA

February 13, 2020